UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 10, 2013

Commission File Number	Registrant, State of Incorporation; Address; Telephone Number	I.R.S. Employer Identification Number

001-14759	DRIVETIME AUTOMOTIVE GROUP, INC. (A Delaware Corporation) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	86-0721358

333-169730	DT ACCEPTANCE CORPORATION (An Arizona Corporation) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	82-0587346

333-169730-05	DT CREDIT COMPANY, LLC (An Arizona Limited Liability Company) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	86-0677984

333-169730-06	DRIVETIME CAR SALES COMPANY, LLC (An Arizona Limited Liability Company) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	86-0683232

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Amendment to Wells Fargo Warehouse

On May 10, 2013, DriveTime Automotive Group, Inc. (“DTAG”) and DT Acceptance Corporation (“DTAC”), through DTAC’s wholly-owned subsidiaries, DT Warehouse V, LLC (“DT Warehouse V”), and DT Credit Company, LLC (“DTCC”), entered into Amendment No. 3 to the Loan and Security Agreement (the “Amendment”), amending the Loan and Security Agreement, dated December 23, 2011, by and among DT Warehouse V, as Borrower, DTCC, as Servicer, Wells Fargo Bank, National Association, as lender, Wells Fargo Securities, LLC, as administrative agent and Wells Fargo Bank, National Association, as collateral custodian (the “Loan and Security Agreement”).

The Amendment amends the Loan and Security Agreement to permit loans with longer original terms to be eligible collateral under the Loan and Servicing Agreement.

The foregoing description of the Amendment and the Loan and Security Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to DTAC’s next Quarterly Report on Form 10-Q and is incorporated herein by reference and the Loan and Security Agreement, which is filed as Exhibit 10.17 to Annual Report on Form 10-K for the period ended December 31, 2011 and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2013	DRIVETIME AUTOMOTIVE GROUP, INC.

	By:	/s/ Jon Ehlinger
Jon Ehlinger
Secretary

Date: May 16, 2013	DT ACCEPTANCE CORPORATION

	By:	/s/ Jon Ehlinger
Jon Ehlinger
Secretary

Date: May 16, 2013	DT CREDIT COMPANY, LLC

	By:	/s/ Jon Ehlinger
Jon Ehlinger
Secretary

Date: May 16, 2013	DRIVETIME CAR SALES COMPANY, LLC

	By:	/s/ Jon Ehlinger
Jon Ehlinger
Secretary